UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): July 10, 2026

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On July 10, 2026, Willis Dallas Ltd. (the “Purchaser”), a Cayman Islands exempted company and wholly owned subsidiary of Willis Lease Finance Corporation, a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among the Purchaser, WNG International Master Fund II, L.P., a Cayman Islands exempted limited partnership (the “Cayman Seller”), WNG II Aircraft Management (Delaware), LLC, a Delaware limited liability company (the “US Seller” and, together with the Cayman Seller, the “Sellers”), and, solely for the limited purposes set forth therein, the Company. Subject to the terms and conditions of the Purchase Agreement, the Purchaser has agreed to purchase the entire issued share capital of WNG II Aircraft Leasing (Cayman) Ltd. (the “Cayman Company”) from the Cayman Seller and 100% of the issued and outstanding limited liability company interests of WNG Aircraft Management 3, LLC (the “US Company” and, together with the Cayman Company and their respective subsidiaries, the “Target Companies”) from the US Seller (collectively, the “Acquisition”). The US Company and the Cayman Company, through the Cayman Company’s subsidiaries (including two Irish designated activity companies and various asset-owning companies), hold a portfolio of twelve (12) commercial aircraft and thirteen (13) spare aircraft engines (the “Portfolio”).

The purchase price for the Acquisition is $379,300,000, which amount will be adjusted downward to take into account basic rent received, maintenance reserves received, cash security deposits and other revenue received from and after an agreed upon historical economic closing date. The purchase price is subject to certain other adjustments calculated beginning on an agreed historical economic closing date, including (i) a reduction for any asset that suffers a total loss or that is removed, sold or otherwise disposed of prior to closing pursuant to pre-agreed arrangements in an amount equal to the consideration amount allocated to such asset (or, in the case of certain sold or disposed assets, the greater of such allocated amount and the applicable third-party sale price), (ii) an upward adjustment for interest accruing at a rate of 6.25% per annum from the Economic Closing Date through closing, and (iii) other commercially agreed purchase price adjustments, the exact amount of which will be determined based on the timing of the closing date (as so adjusted, the “Adjusted Purchase Price”). At closing, the Purchaser will pay the Adjusted Purchase Price (a) less the Deposit (as defined below), (b) less the Holdback Amount (as defined below), (c) less the amount required to discharge the Target Companies’ indebtedness under an existing credit facility, and (d) plus reimbursement of certain prepaid vendor costs.

The Purchase Agreement includes a customary locked-box mechanism based on the Economic Closing Date, after which the Sellers are restricted from extracting value (“Leakage”) from the Target Companies (other than cash from rent and other revenue for which Purchaser receives a purchase price credit at closing, and which Sellers are expected to extract prior to closing). Prior to the date of the Purchase Agreement, the Company placed a $10,000,000 deposit (the “Deposit”) into escrow, which will be applied against the Purchase Price at closing. Additionally, $1,517,200 of the Purchase Price (the “Holdback Amount”) will be held back by the Purchaser and paid to the Sellers nine months after closing, net of any Leakage subsequently identified by the Purchaser that was not deducted from the Purchase Price at closing.

The Purchase Price is subject to a post-closing true-up, pursuant to which the Purchaser must deliver a post-closing statement within 60 days after closing and, depending on the final determination, the Purchaser may be required to pay a shortfall to the Sellers or the Sellers may be required to refund an overpayment to the Purchaser. Disputes that the parties cannot resolve will be submitted to an independent accounting firm acting as an expert.

Conditions to the Acquisition

Completion of the Acquisition is subject to the satisfaction or waiver of customary closing conditions, including, but not limited to, (i) the absence of any law, governmental order or proceeding prohibiting the transactions contemplated by the Purchase Agreement, (ii) delivery by the parties of specified closing deliverables and (iii) certain other customary conditions relating to the accuracy of the parties’ representations and warranties (subject, with certain exceptions, to customary materiality standards) and the performance of their respective obligations under the Purchase Agreement in all material respects (including, with respect to Sellers, completion of certain pre-closing reorganization transactions in accordance with a pre-agreed steps plan).

Subject to the satisfaction or waiver of the closing conditions described above, the closing of the Acquisition is expected to occur during the third quarter of 2026 and no earlier than August 24, 2026. The Purchase Agreement may be terminated by either the Purchaser or the Sellers under certain circumstances, including for an uncured material breach by the other party or if the closing of the Acquisition has not occurred on or prior to September 8, 2026 (the “Outside Date”). If the Purchase Agreement is terminated by mutual consent, for failure to close by the Outside Date, or due to a breach by Sellers, the Deposit will be returned to the Purchaser. If the Purchase Agreement is terminated due to a Purchaser breach, the Deposit will be released to the Sellers.

Other Terms of the Acquisition

The Purchase Agreement contains customary representations and warranties made by the parties, including with respect to, among other things, capacity and authority, ownership of Target Company interests, no insolvency, liabilities, aircraft and lease documents and other material contracts, litigation, financial statements, changes since the Economic Closing Date, intellectual property, insurance, property, affiliate transactions, employment / benefits, tax, sanctions and compliance, environmental matters, and bank and brokerage accounts. The Purchase Agreement also contains customary covenants and agreements, including, among other things, agreement by the Sellers and the Target Companies for the Target Companies to conduct their respective businesses in the ordinary course consistent with past practice in the period between the execution of the Purchase Agreement and the closing of the Acquisition and not to take certain specified actions during that period without the express consent of the Purchaser, such as restrictions on dividends and distributions, the incurrence of indebtedness, the creation of encumbrances, and amendments to the leases and other material contracts.

The Sellers’ and the Purchaser’s representations and warranties do not survive the closing, and no post-closing indemnification claims may be brought for breaches of representations and warranties, other than with respect to Leakage claims and covenants that by their terms are to be performed after closing. The Purchaser has obtained a representations and warranties insurance policy (the “R&W Policy”) to be bound as of closing (the effectiveness of which is not a condition to closing) which provides coverage for certain breaches of representations and warranties by Sellers or the Target Companies, subject to a deductible and certain other terms and conditions. The Purchaser has agreed to indemnify the Sellers for liabilities arising from the operation of the aircraft and engines after closing for a period of three years, subject to a $100,000 de minimis threshold and a per-asset cap equal to the allocated consideration amount for the applicable asset.

The Company has absolutely, unconditionally and irrevocably guaranteed, as primary obligor, the due and punctual payment and performance of the Purchaser's payment and other obligations under the Purchase Agreement and the related transaction documents (collectively, the “Guarantee”). The Guarantee terminates upon the earlier of full satisfaction of the guaranteed obligations, valid termination of the Purchase Agreement, and an uncured material breach by the Sellers.

Each party will bear its own expenses in connection with the Acquisition; provided that the Sellers have agreed to economically bear a portion of the costs of the R&W Policy through a credit against the purchase price. Transfer taxes will be shared equally between the Purchaser and the Sellers, and the parties have agreed to treat the transaction as a taxable sale of assets for U.S. federal and applicable state and local income tax purposes. The Purchase Agreement is governed by the laws of the State of New York, provides for the non-exclusive jurisdiction of state and federal courts located in New York County, New York, and includes a waiver of jury trial.

In connection with the Acquisition, the parties and certain of their affiliates will also enter into certain other ancillary agreements, including a transition services agreement by and between the Purchaser and WNG Capital LLC (the “Service Provider”) pursuant to which the Service Provider will provide specified transition services for the benefit of the acquired business for a specified period following closing.

The foregoing summary of the Purchase Agreement does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

In connection with the Acquisition, the Company intends to allocate ten (10) of the acquired aircraft engines and six (6) of the acquired aircraft to subsidiaries of joint ventures of, or investment vehicles managed by, the Company.

The closing of the Acquisition and the related asset transfers are subject to customary closing conditions. There can be no assurance that the Acquisition or any of the related transactions will be completed on the terms described herein or at all.

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, the Company issued a press release (the “Press Release”) regarding the matters described in Item 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding prospects or future results of operations or financial position, made in this proxy statement are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons, including, among others, market conditions and demand, risks associated with owning and leasing jet engines and aircraft competitive factors, changes in business strategy or development plans, and general economic and business conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	News Release issued by Willis Lease Finance Corporation dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: July 14, 2026

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

4